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                                                                     EXHIBIT 4.3
                          AMENDMENT TO RIGHTS AGREEMENT

         This Amendment (the "Amendment") is made as of the 26th day of April, 2000, to the Rights Agreement dated as of December 10, 1998 (the "Rights Agreement') between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company on December 10, 1998, authorized the issuance of certain rights to purchase Common Stock of the Company and declared a dividend of such rights; and

         WHEREAS, as of December 10, 1998, the Company and the Rights Agent entered into the Rights Agreement to set forth their mutual agreements with respect to the rights authorized by the Board of Directors on December 10, 1998; and

         WHEREAS, the Board of Directors of the Company on April 25, 2000 authorized an amendment to the terms of the Rights Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. All terms used in this Amendment which are not defined in this Amendment have the meaning given those terms in the Agreement.

         2. Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                           (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company,
                                    (iii) any employee benefit plan of the
                                    Company or any Subsidiary of the Company,
                                    (iv) any entity holding Common Shares for or
                                    pursuant to the terms of any such plan or
                                    (v) any Exempt Person. Notwithstanding the
                                    foregoing, no Person shall become an
                                    "Acquiring Person" as the result of an
                                    acquisition of Common Shares by the Company
                                    which, by reducing the number of shares
                                    outstanding, increases the proportionate
                                    number of shares beneficially owned by such
                                    Person to 15% or more of the Common Shares
                                    of the Company then outstanding; provided,
                                    however, that if a Person shall become the
                                    Beneficial Owner of 15% or more of
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                                    the Common Shares of the Company then
                                    outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

         3. Section 1 of the Rights Agreement is hereby amended by adding a new Section 1(g)-1 to read in its entirety as follows:

                           "(g)-1 "Exempt Person" shall mean (i) each Purchaser (as defined in that certain Purchase Agreement (the "Purchase Agreement") dated as of April 26, 2000 (the "Purchase Date") by and among the Company and each such Purchaser referenced therein, including any permitted assignee of any Purchaser (each a "First Tier Owner" and, collectively, the "First Tier Owners"); (ii) the Affiliates and Associates of each such First Tier Owner; and (iii) any Person not covered by (ii), above, who or which is the Beneficial Owner of Common Shares beneficially owned by a First Tier Owner solely by reason of the relationship of such Person to such First Tier Owner or to any Affiliate or Associate of such First Tier Owner (each Person described in this clause (iii), a "Second Tier Owner"); provided, however, any such (x) First Tier Owner, (y) Affiliate and Associate of each such First Tier Owner, and (z) Second Tier Owner (each such Person described in the foregoing clauses
                           (x), (y) and (z), a "Subject Owner") shall cease to be an Exempt Person at the time that such Subject Owner is the Beneficial Owner of a percentage of the outstanding Common Shares of the Company that is more than the sum of (A) the lowest percentage of the outstanding Common Shares of the Company beneficially owned by such Subject Owner at the close of business on the Purchase Date (including for purposes thereof the Common Shares that may be beneficially owned by such Subject Owner, upon or after such date, resulting from (1) the purchase or the exercise of any exchange, conversion, put or similar right or feature (including, without limitation, the right to receive securities in the form of dividends or interest), of (a) the securities to be purchased by any First Tier Owner or for which any such First Tier Owner has an option to purchase pursuant to the Purchase Agreement (the "Purchased Securities") or
                           (b) the securities so issued or issuable pursuant to such rights or features (the "Derivative Securities") or the payment of any
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                           interest or dividends in respect of the Purchased
                           Securities or Derivative Securities and (2) all First Tier Owners being deemed a "group" within the meaning of Rule 13d-5 under the Exchange Act solely as a result of their acquisition of Purchased Securities pursuant to the Purchase Agreement) or at any time thereafter, (B) any increase in such percentage referred to in the foregoing clause (A) caused solely by the acquisition of Common Shares by the Company, and (C) 1%.

         4. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         5. The Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         6. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         7. Except as specifically set forth in this Amendment, the Rights Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    ALTERRA HEALTHCARE CORPORATION



                                    By: /s/ William F. Lasky
                                        ----------------------------------------
                                            Name: William F. Lasky
                                                  ------------------------------
                                            Title: President & CEO
                                                   -----------------------------
         Attest:

         /s/ Mark W. Ohlendorf
         ----------------------------
         ----------------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY



                                    By: /s/ Herbert J. Lemmer
                                        ----------------------------------------
                                            Name: Herbert J. Lemmer
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------
         Attest:

         /s/ Susan Silber
         ----------------------------
         ----------------------------